Exhibit 14(b)

AMENDED AND RESTATED APPENDIX A

This AMENDED AND RESTATED APPENDIX A, dated as of                      ,             , is Appendix A to that certain Eighth Amended and Restated Plan Pursuant to Rule 18f-3 for Operation of a Multi-Class Distribution System effective as of November 13, 2018.

BlackRock Funds II
BlackRock 20/80 Target Allocation Fund
BlackRock 40/60 Target Allocation Fund
BlackRock 60/40 Target Allocation Fund
BlackRock 80/20 Target Allocation Fund
BlackRock Dynamic High Income Portfolio
BlackRock Global Dividend Portfolio
BlackRock LifePath® Smart Beta 2020 Fund
BlackRock LifePath® Smart Beta 2025 Fund
BlackRock LifePath® Smart Beta 2030 Fund
BlackRock LifePath® Smart Beta 2035 Fund
BlackRock LifePath® Smart Beta 2040 Fund
BlackRock LifePath® Smart Beta 2045 Fund
BlackRock LifePath® Smart Beta 2050 Fund
BlackRock LifePath® Smart Beta 2055 Fund
BlackRock LifePath® Smart Beta 2060 Fund
BlackRock LifePath® Smart Beta 2065 Fund
BlackRock LifePath® Smart Beta Retirement Fund
BlackRock Managed Income Fund
BlackRock Multi-Asset Income Portfolio

Accepted as of                      ,

BLACKROCK FUNDS II

By:
Name:	John Perlowski
Title:	President and Chief Executive Officer